EXHIBIT 23.4


                        CONSENT OF INDEPENDENT APPRAISER

We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Alternative Construction Company, Inc., filed with the Securities and Exchange Commission on Form SB-2, for the registration of 4,153,674 shares of its common stock, and to the inclusion in said Registration Statement of our report dated January 31, 2005, with respect to the appraisal of your manufacturing equipment in Bolivar, Tennessee.


                                        /s/ NEIMAN-ROSS ASSOCIATES, INC.

                                        AMERICAN SOCIETY OF APPRAISERS

                                        Nashville, Tennessee

                                        August 1, 2006